EXHIBIT 10.2
November 9, 2006
Marijn E. Dekkers
President and CEO
Thermo Electron Corporation
81 Wyman Street
Waltham, MA 02454
Dear Marijn:
     This letter confirms our agreement as to the following:
     1. That all references in your Amended & Restated Employment Agreement to the “Reference Bonus Amount” shall mean 110% of your then current salary.
     2. That the stock option to purchase 549,900 shares of the Company’s common stock, being granted to you today in the form delivered to you herewith, shall be in lieu of the stock option to purchase 260,000 shares of the Company’s common stock, which you are entitled to in 2007 pursuant to Section 6(c) of your Amended & Restated Employment Agreement.
     3. Section 6(d) of your Amended and Restated Employment Agreement and Section 4.1 of your Executive Retention Agreement, are hereby deleted with respect to equity grants made on or after November 9, 2006.
     4. Sections 10(a) — (e) and Section 11(d) of your Amended and Restated Employment Agreement shall not apply to the grant of performance restricted stock being made to you today.

Very truly yours,

/s/ Jim P. Manzi

Jim P. Manzi
Chair
Thermo Fisher Scientific Inc.
Compensation Committee
ACCEPTED AND AGREED:
By:/s/ Marijn E. Dekkes
     Marijn E. Dekkers